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                                                                     EXHIBIT 10

As of December 21, 1999

Mr. Michael D. Eisner
Chairman and Chief Executive Officer
The Walt Disney Company
500 South Buena Vista Street
Burbank, California 91521

Dear Michael:

  Reference is made to the employment agreement between The Walt Disney Company ("Company") and you ("Executive") dated January 8, 1997, as modified by letter agreement dated December 29, 1998 (the "Agreement").

  Company and Executive hereby agree as follows:

  1. Notwithstanding any provision to the contrary in Section 4 of the Agreement, Executive's incentive bonus for Company's fiscal year ending September 30, 2000, shall be determined pursuant to Company's Annual Bonus Performance Plan for Executive Officers. In furtherance of the foregoing, Executive hereby waives all rights to any bonus for such fiscal year pursuant to the bonus formula attached to the Agreement.

  2. Executive and Company shall use their best efforts to formulate a new incentive bonus provision for Executive which, if agreed upon, would be effective for each fiscal year of Company ending after September 30, 2000 and on or before termination of the Agreement and for such additional periods as are provided in Section 4(e) of the Agreement.

  Company and Executive confirm their agreement that this letter agreement is being entered into pursuant to Section 4(c) of the Agreement and shall be subject to all of the provisions thereof. Except as modified by the foregoing, the Agreement shall remain in full force and effect and shall be unaffected by any failure of Company and Executive to reach agreement regarding a new incentive bonus provision as contemplated by paragraph 2 above.

  If the foregoing accurately reflects our agreement, please sign a copy of this letter in the space provided below and return a copy of same to us.

                                          Very truly yours,

                                          THE WALT DISNEY COMPANY

                                                /s/ Raymond L. Watson
                                          By: _________________________________
                                                 Raymond L. Watson
                                          Title: Chairman of the Executive
                                           Committee

AGREED AND ACCEPTED:

    /s/ Michael D. Eisner
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        Michael D. Eisner